THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS



May 3, 2004

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary
Shares evidenced by American
Depositary Receipts each
representing twenty Ordinary
Shares, nominal value of
A$0.20 each, of Charter Towers
Gold Mines Limited NL (Form
F-6 Registration No.  333-
06150).

************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the change in name to Citigold Corporation
Limited.

As required by Rule 424(e), the upper
right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Charter Towers
Gold Mines Limited NL.

The Prospectus has been revised to
reflect the new name from Charter
Towers Gold Mines Limited NL to
Citigold Corporation Limited:

"EFFECTIVE MAY 3 2004, THE
COMPANY'S NAME HAS CHANGED
FROM CHARTER TOWERS GOLD
MINES LIMITED NL TO CITIGOLD
CORPORATION LIMITED"

Please contact me with any questions or
comments on 212 815-2208.

______________________
    Kelly R. Gaston
    Assistant Treasurer


Encl.

cc:    Paul Dudek, Esq. (Office of
International Corporate Finance)